Exhibit 23.2


                         Independent Auditors' Consent


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333- ) of GlobalNet Financial.com, Inc. (the "Company") of our report dated March 13, 2001 of our audit of the consolidated financial statements of GlobalNet Financial.com, Inc. as of December 31, 2000 and for each of the years in the two years ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


Richard A, Eisner & Company, LLP
New York,  New York


May 17, 2001